EXHIBIT 99.1

Gasel Transportation Lines, Inc. Reports Third Quarter 2004 Financial Results

MARIETTA, Ohio, Jan. 10, 2005 (PRIMEZONE) -- Gasel Transportations Lines, Inc. (OTCBB:GSEL), operating as a Debtor in Possession under Chapter 11 Reorganization, announced results for fiscal Q3, 2004. The financial results as filed in Form 10Q with the SEC, includes the following highlights: for the three months ended September 30, 2004, freight income revenue totaled $3,045,688 and training school revenue was $95,399 for combined revenue of $3,141,087, representing a 7.97% decline from prior year combined revenue of $3,413,289. Combined revenue for the nine month period ended Sept. 30, 2004 of $10,335,418 was 1.13% lower than the $10,453,844 recorded for the same nine month period one year prior. The decrease in revenue was primarily due to a decrease (approximately 25%) in the number of trucks the Company was operating during this period of 2004 compared to the same period in 2003. The Company turned in approximately 50% of its tractors and trailers in the first and third quarters of 2004 to shed excessive operating costs, reduce its debt, and improve driver retention. To compensate for the reduction in company owned equipment, during 2004 management has been consistently adding leased owner/operator equipment to replace it.

Net Income and EPS for the three-month period rose by 110.26% from a net loss of ($330,619) or ($.03) per common share in fiscal Q3, 2003 to $33,921 or $0.003 per common share during fiscal Q3, 2004. Net Income and EPS for the nine month period ended Sept. 30, 2004 totaled $134,129 and $0.01 per common share as compared to a net loss and EPS of ($2,246,079) and ($0.23) per common share for the same nine month period one year prior.

Total Operating Expenses for the third quarter of 2004 were reduced by 12.1% to $406,762 from $462,734, one-year prior. The reduction in Operating Expenses was greater than the percentage decrease in freight revenues, and was the result of a reduction in the general and administrative expenses compared to the prior year as the Company down sized its personnel and associated costs as a compensating measure to declining revenues and from a reduction in garage expenses as the Company was operating fewer of its own tractors and trailers than in the prior year. Reorganization costs totaled a gain of $162,009 for the period and included $10,500 in professional and bankruptcy fees and a one-time $172,509 gain from the extinguishment of certain debt.

Mike Post, Gasel's President & CEO commented that: "We are very pleased with our recent financial results. We have revitalized the Company during 2004 with a more concerted focus on our local markets and core business while successfully raising rates and adding services to existing operating divisions. There has been a big turnaround in external factors in the transportation industry as well, and I believe that we are poised to expand our operations, achieve greater levels of sales and generate returns to our investors. The reorganization proceedings continue to move in a very positive direction and the improved financial condition of the Company and consistently positive results over the past few sequential quarters is indicative of the progress that we have made with our creditors and the bankruptcy court. We believe that the overall improvement in the economy and commercial purchasing continues to increase demand for freight shipping services and that Gasel is firmly positioned to meet the increased demand from current and future customers. We feel confident that Gasel will emerge from the bankruptcy courts in the very near future and continue to improve upon the gains that we've recently achieved."

Gasel Transportation Lines, Inc., based in Marietta, Ohio, with a flatbed and automotive division terminal in Ravenswood, West Virginia, is a national long and regional haul truckload common and contract carrier, and provides logistic services throughout the continental United States and Canada. For more information, visit www.gasel.net

This press release may make forward-looking statements that are subject to various uncertainties and risks that could affect their outcome. Factors that could cause or contribute to differences include, but are not limited to, economic conditions, product demand and sales, competition and competitors' actions, and changes in the transportation industry. Please refer to the company's SEC filings, including Forms 10K and 10Q for a more detailed discussion of the risks.

                        GASEL TRANSPORTATION LINES, INC.
                             (Debtor in Possession)
                              AND ITS SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                                      Sept 30,
                                                        2004
                                                    ------------
                                                     (Unaudited)
         ASSETS

 Current Assets
 Cash and Cash Equivalents                         $     43,111
 Accounts Receivable-Trade, Net of Amounts
  Sold With Recourse of $1,206,631
  and Allowance of $30,000                               349,395
 Inventory                                               102,177
 Prepaid Expenses and Other Current Assets               190,571
                                                    ------------
  Total Current Assets                                   685,254

 Property and Equipment
                                                    ------------
 Land and Buildings                                      770,054
 Tractors                                              7,641,748
 Trailers                                              2,809,249
 Shop Equipment                                          408,962
 Office Equipment                                        228,105
                                                    ------------
                                                      11,858,118
 Less Accumulated Depreciation                         8,469,064
                                                    ------------
     Net Property and Equipment                        3,389,054

 Revenue Equipment - Held for Sale                     1,212,117
                                                    ------------
 Other Assets
 Other                                                    21,183
                                                    ------------
    Total Other Assets                                    21,183
                                                    ------------
 TOTAL ASSETS                                       $  5,307,608
                                                    ============

        LIABILITIES AND STOCKHOLDERS' (DEFICIT)

 Current Liabilities
 Cash Overdraft                                     $     95,372
 Notes Payable                                            56,068
 Accounts Payable-Trade                                  207,107
 Accrued Contract Labor and Other Expenses               297,035
                                                    ------------
  Total Current Liabilities
   Not Subject to Compromise                             655,582

 Liabilities Subject to Compromise                     7,660,884
                                                    ------------
  Total Liabilities                                    8,316,466

 Redeemable Warrants                                      50,000
                                                    ------------
 Stockholders' (Deficit)
 Common Stock, no par value, 10,000,000 shares
  authorized, 9,877,966 issued and
  9,870,066 outstanding                                2,543,481
 Additional Paid in Capital                              102,786
 Accumulated (Deficit)                                (5,687,292)
 Less: Treasury Stock, at cost, 7,900 shares             (17,833)
                                                    ------------
    Total Stockholders' (Deficit)                     (3,058,858)
                                                    ------------
 TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)      $  5,307,608
                                                    ============

                        GASEL TRANSPORTATION LINES, INC.
                             (Debtor in Possession)
                              AND ITS SUBSIDIARIES
                      STATEMENTS OF CONSOLIDATED OPERATIONS
                                  (Unaudited)

                       Three Months Ended       Nine Months Ended
                     ----------------------  ------------------------
                      Sept 30,    Sept 30,      Sept 30,    Sept 30,
                        2004        2003         2004         2003
                     ----------  ----------  -----------  -----------
 Revenues
 Freight Income      $3,045,688  $3,303,539  $10,002,770  $10,098,847
 Training School
  Revenue                95,399     109,750      332,648      354,997
                     ----------  ----------  -----------  -----------
                      3,141,087   3,413,289   10,335,418   10,453,844
 Cost of Revenue      2,839,539   3,206,320    9,424,898   10,061,482
                     ----------  ----------  -----------  -----------
 Gross Profit (Loss)    301,548     206,969      910,520      392,362

 Operating Expenses
 Garage Expenses         88,549     104,462      301,960      270,915
  General and
   Administrative
   Expenses             318,213     358,272    1,058,442    1,304,606
 Impairment Loss             --          --           --      434,583
                     ----------  ----------  -----------  -----------
                        406,762     462,734    1,360,402    2,010,104

 Operating Income
  (Deficit)            (105,214)   (255,765)    (449,882)  (1,617,742)

 Other Income (Expense)
 ---------------------
 Interest Income             13          17           40        8,814
 Other Income                 4      13,421        9,467       31,454
 Gain(Loss)-Sale of
  Assets                     --          --           --      (42,957)
 Interest Expense,
  Excludes Contractual
  Interest of $161,414 and
  $490,948 for the Three
  and Nine Months Ended
  Sept 30, 2004, and
  $266,481 and $878,103 for
  the Three Months and
  Nine Months Ended
  Sept 30, 2003,
  Respectively          (22,891)    (18,988)     (60,061)    (525,014)
                     ----------  ----------  -----------  -----------
                        (22,874)     (5,550)     (50,554)    (527,703)
 (Loss) from Operations
  Before Reorganization
  Items and Tax
  Provision            (128,088)   (261,315)    (500,436)  (2,145,445)

 Reorganization Items
 --------------------
 Professional and
  Bankruptcy Fees       (10,500)    (42,000)     (23,500)     (73,330)
 Loss on Disposition of
  Assets-Post Petition       --     (27,304)          --      (27,304)
 Extinguishment of
  Debt                  172,509          --      658,065           --
                     ----------  ----------  -----------  -----------
                        162,009     (69,304)     634,565     (100,634)

 Income(Loss)from
  Operations Before
  Tax Provision          33,921    (330,619)     134,129   (2,246,079)

 Provision for
  Income Taxes              --          --           --           --
                     ----------  ----------  -----------  -----------
 Net Income (Loss)   $   33,921  $ (330,619) $   134,129  $(2,246,079)
                     ==========  ==========  ===========  ===========
 Basic Income (Loss)
  per Share          $     .003  $    (.033) $      .014  $     (.248)
                     ==========  ==========  ===========  ===========
 Diluted Income
  (Loss) Per Share   $     .003  $    (.033) $      .014  $     (.248)
                     ==========  ==========  ===========  ===========
 Weighted Average
  Common Shares
  Outstanding:
   Basic              9,870,066   9,870,066    9,870,066    9,071,455
                     ==========  ==========  ===========  ===========
   Diluted            9,969,687   9,870,066    9,969,778    9,071,455
                     ==========  ==========  ===========  ===========

CONTACT:
Gasel Transportation Lines, Inc.
S. Gene Thompson, Chief Financial Officer
740-373-6479 x 110

Allan M. Blue, Director
614-296-8862